Exhibit 99.1

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply, Inc. Announces Intention to Re-Price Senior Secured Term Loan Facility

ATLANTA, GA – February 4, 2013 – HD Supply, Inc. (“HD Supply”) today announced its intention to re-price its existing senior secured term loan facility to benefit from current market interest rates. HD Supply anticipates that the transaction will be completed in February 2013. However, there can be no assurance that HD Supply will be able to complete the transaction, which is subject to market and other customary conditions.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distribution companies in North America. Through a diverse portfolio of industry-leading businesses and more than 80 years of experience, the company provides a broad range of products and services to approximately 440,000 professional customers in the infrastructure, maintenance, repair and improvement, and specialty construction markets. With approximately 630 locations across 46 states and nine Canadian provinces, the company’s 14,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the year ended January 29, 2012, filed on March 23, 2012 with the Securities & Exchange Commission (“SEC”), which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.